UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

450 Concar Drive			94402
San Mateo,	California
(Address of Principal Executive Offices)			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notice of Early Lock-Up Release Date

In connection with the initial public offering of Class A common stock (the “IPO”) of Snowflake Inc. (the “Company”), each of the Company’s directors, executive officers, and holders of substantially all of the Company’s outstanding equity securities entered into a lock-up agreement with the underwriters for the IPO (the “Underwriters”) that restricts the ability to sell or transfer any shares of the Company’s capital stock until the earlier of (a) March 15, 2021 and (b) the commencement of trading on the second full trading day following the Company’s public release of financial results for the fourth quarter and full fiscal year ended January 31, 2021 (the period ending on the earlier of (a) and (b), the “Lock-Up Period”), subject to certain exceptions.

These lock-up agreements provide for early expiration of the Lock-Up Period in certain circumstances, including that the Lock-Up Period will expire with respect to 25% of the Vested Holdings (as defined below) held by each Early Release Holder (as defined below) on the date that is two trading days after the date that the closing price of the Company’s Class A common stock on the New York Stock Exchange exceeded 133% of $120.00, the initial public offering price of the Company’s Class A common stock in connection with the IPO, for at least 10 trading days in the 15-day trading period immediately following December 14, 2020 (the “Price Condition”). The lock-up agreements further permit the Company, in its discretion, to extend this release date as reasonably needed for administrative processing (such ultimate release date, the “Early Release Date”). “Early Release Holder” means each holder of the Company’s securities who was not previously eligible, pursuant to the lock-up agreements, for early expiration of the Lock-Up Period on December 15, 2020 and is not (i) a member of the Company’s Board of Directors, (ii) a current employee of the Company, or (iii) an “affiliate” of the Company within the meaning set forth in Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. “Vested Holdings” means the aggregate number of outstanding vested shares and vested equity awards, including such shares and equity awards that are held by any trust for the direct or indirect benefit of the Early Release Holder or of an immediate family member of the Early Release Holder, measured as of the Early Release Date.

On December 29, 2020, the Price Condition was satisfied, and the Early Release Date will be January 7, 2021. As a result, the Company estimates that up to approximately 37.9 million shares of the Company’s Class A common stock will become eligible for sale in the public market at the open of trading on January 7, 2021.

The Lock-Up Period shall continue to apply with respect to all remaining shares subject to the lock-up agreements entered into with the Underwriters in connection with the IPO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: December 29, 2020
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer